United States

Securities And Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2012

Landmark Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-20878	43-1930755
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Poyntz Avenue
Manhattan, Kansas 66502
(Address of principal executive offices) (Zip code)

(785) 565-2000
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of the Acquisition or Disposition of Assets.

Effective April 1, 2012, Landmark National Bank, the wholly-owned bank subsidiary of Landmark Bancorp, Inc. (“Landmark”), completed its acquisition of The Wellsville Bank from Wellsville Bancshares, Inc. Concurrent with the closing of the acquisition, The Wellsville Bank was merged into Landmark National Bank. The complete terms of the merger and acquisition are contained in the Agreement and Plan of Merger filed with the Securities and Exchange Commission as Exhibit 2.1 to Landmark’s Current Report on Form 8-K dated January 13, 2012.

A press release announcing the completion of the transaction is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

Not required.

(b)	Pro Forma Financial Information.

Not required.

(d)	Exhibits.

99.1	Press Release, dated April 2, 2012

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2012	Landmark Bancorp, Inc.
	By:	/s/ Mark A. Herpich
	Name:	Mark A. Herpich
	Title:	Vice President, Secretary, Treasurer and Chief Financial Officer